Exhibit 3.1

State of Indiana

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

DUKE REALTY CORPORATION

I, Charles P. White, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation has been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE, with this document I certify that said transaction will become effective Wednesday, July 20, 2011.

In Witness Whereof. I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, July 20, 2011

CHARLES P. WHITE, SECRETARY OF STATE

1992030703 / 2011072000907

RECEIVED 07/20/2011 03:50 PM
APPROVED AND FILED
CHARLES P. WHITE
INDIANA SECRETARY OF STATE
7/20/2011 3:47 PM

ARTICLES OF AMENDMENT

Formed pursuant to the provisions of the Indiana Business Corporation Law.

None - ENTITY NAME

DUKE REALTY CORPORATION

Creation Date: 3/12/1992

PRINCIPAL OFFICE ADDRESS

600 E 96TH ST STE 100, INDIANAPOLIS, IN 46240

REGISTERED OFFICE AND AGENT

CT CORPORATION SYSTEM

251 E. OHIO STREET, SUITE 1100, INDIANAPOLIS, IN 46204

OFFICERS AND BOARD OF DIRECTORS

DENNIS D OKLAK

President

600 E 96TH ST STE 100, INDPLS, IN 46240

HOWARD L FEINSAND

Secretary

3950 SHACKLEFORD RD STE 300, DULUTH, GA 30096

GENERAL INFORMATION

Adoption Date:	7/20/2011
Effective Date:	7/20/2011
Electronic Signature:	HOWARD L. FEINSAND
Signator’s Title:	EVP, GENERAL COUNSEL AND CORPORATE
SECRETARY

Page 1 of 2	Control Number 1992030703 / DCN 2011072016533
Transaction Id TA11072000154

MANNER AND ADOPTION OF VOTE

SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

ADDITIONAL ARTICLES

THE FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DUKE REALTY CORPORATION IS HEREBY AMENDED TO (A)DELETE EXHIBIT E, AND TO (B) DE-DESIGNATE THE SERIES OF PREFERRED SHARES THAT WAS DESIGNATED AS SERIES N PREFERRED SHARES.

Page 2 of 2	Control Number 1992030703 / DCN 2011072016533
Transaction Id TA11072000154